EXHIBIT INDEX

Exhibit No.                     Description
-----------                     ------------

(1) Restated Certificate of Incorporation of the Company filed by the Department of State of New York on October 29, 1996 (incorporated by reference to Exhibit 3(a)(1) to the Company's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1996).

(2)          By-Laws of the Company, as amended through January 25, 1999.

(3) Form of Rights Agreement dated as of April 7, 1997, between the Company and The First National Bank of Boston, as Rights Agent, which includes as Exhibits A and B thereto the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Stock, respectively (incorporated by reference to Exhibit 4.10 to the Company's Current Report on Form 8-K dated April 7, 1997).

(4)          Press Release dated April 7, 1997 (incorporated by reference to
             Exhibit 4 to the Company's Registration Statement on Form 8-A filed with the Commission on April 7, 1997).

(5) Form of Certificate of Adjustment to be dated on or about February 23, 1999 (incorporated by reference to Exhibit 5 to Amendment No. 1 to Company's Registration Statement on Form 8-A filed with the Commission on January 26, 1999).